Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-48026, 333-51656, 333-66676, 333-107466, 333-118610, 333-136072, 333-144742 and 333-170412) of TeleCommunication Systems, Inc. Employee Stock Purchase Plan of our report dated April 25, 2013 relating to the financial statements of the TeleCommunication Systems, Inc. Employee Stock Purchase Plan as of January 31, 2013 and for the year then ended, which appear in this Form 11-K.

/s/ CohnReznick LLP

Bethesda, Maryland

April 25, 2013